Exhibit 99.1

PHAZAR CORP Reports First Quarter Fiscal Year 2012 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--October 19, 2011--PHAZAR CORP, (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the results of operations for the three month period ended September 30, 2011 and 2010, respectively.

First Quarter Fiscal Year 2012

Revenues of $1,415,218 for the first quarter decreased 44% compared to $2,524,139 for the same three month period last year. Sales from our Instrument Landing System (ILS) and commercial wireless product lines are down $896,275 and $298,254, respectively quarter over quarter.

The $480,448, or 38% decrease in cost of goods sold is largely attributed to the lower level of revenues for the quarter ended September 30, 2011 compared to the prior year. The 45% gross profit margin for the first quarter fiscal year 2012 is down five basis points on the 50% gross profit margin seen in the first quarter of fiscal year 2011.

The $164,227 or 28% increase in sales and administration expense for the three month period ended September 30, 2011 reflects a higher level of marketing wages, professional charges and trade show activity. Research and development costs of $99,462 were up $85,198, for the three months ended September 30, 2011 compared to $14,264 in the prior year. The increase represents continued product development for the commercial wireless product line and the redesign of an existing Instrument Landing System antenna.

The Company recognized a net loss of $120,255, or $.05 per share for the first quarter, compared to net income of $252,703, or $.11 per share, in last year's fiscal first quarter.

Backlog of Orders

The Company's backlog of orders on September 30, 2011, totaled approximately $2,552,385 compared to $2,277,566 at June 30, 2011, an increase of 12.1%. Incoming orders for the three month period ended September 30, 2011 totaled $1,724,724 versus $3,298,468 for the three month period ended September 30, 2010, a decrease of 47.7%.

Commenting on operations and financial results, Garland P. Asher, Chairman and Chief Executive Officer, said, “Two events negatively impacted sales in the quarter. The two-week plus shutdown of the FAA halted virtually all FAA infrastructure activity during a period that usually is seasonally peaking. And the Justice Department suit seeking to halt the proposed AT&T-T-Mobile merger has raised the uncertainty of the proposed transaction even further, which is continuing to delay wireless network infrastructure projects.”

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the three month period ended September 30, 2011, estimated to be filed with the Securities and Exchange Commission on or around November 14, 2011.

The Form 10-Q will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30, 2011	September 30, 2010
Sales and contract revenues	$1,415,218	$2,524,139
Cost of sales and contracts	779,319	1,259,767
Gross profit	635,899	1,264.372
Gross profit margin %	45%	50%

Selling, general and administration expenses	745,370	581,143
Research and development costs	99,462	14,264
Total selling, general and administration expenses	844,832	595,407

Operating income (loss)	(208,933)	668,965

Other income
Interest income (net)	38,292	13,289
Other income	6,480	12,674
Total other income	44,772	25,963

Income (loss) from operations before income taxes	(164,161)	694,928

Income tax expense (benefit)	(55,815)	236,276

Net income (loss) before discontinued operations	(108,346)	458,652

Loss from discontinued operations	(18,044)	(312,044)
Income tax benefit from discontinued operations	6,135	106,095
Net loss from discontinued operations expense	$(11,909)	$(205,949)

Net income (loss)	$(120,255)	$252,703

Basic income (loss) per common share
Continuing operations	$(0.05)	$0.20
Discontinued operations	(0.00)	(0.09)
Net income (loss)	$(0.05)	$0.11

Diluted income (loss) per common share
Continuing operations	$(0.05)	$0.20
Discontinued operations	(0.00)	(0.09)
Net income (loss)	$(0.05)	$0.11

Basic weighted average of common shares outstanding	2,311,124	2,304,659
Diluted weighted average of common shares outstanding	2,311,124	2,304,659

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	June 30, 2011
CURRENT ASSETS	$1,277,849	$1,169,318
Cash and cash equivalents	449,966	785,664
Accounts receivable:
Trade, net of allowance for doubtful accounts of $- 0-
as of September 30, 2011 and June 30, 2011
Inventories	2,862,915	2,732,232
Prepaid expenses and other assets	81,847	125,989
Income taxes receivable	292,945	236,366
Deferred income taxes	224,875	224,875
Total current assets	5,190,397	5,274,444

Property and equipment, net	1,048,339	1,043,435

Note receivable	1,111,718	963,684
Long - term deferred income tax	256,808	252,617

TOTAL ASSETS	$7,607,262	$7,534,180

CURRENT LIABILITIES
Accounts payable	$307,221	$216,575
Accrued liabilities	435,437	284,969
Deferred revenues	0	2,355
Liabilities held for discontinued operations	114,571	178,060
Total current liabilities	$857,229	$681,959

TOTAL LIABILITIES	$857,229	$681,959

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
and 2,387,528, and 2,385,128 issued and outstanding on September 30, 2011 and June 30, 2011, respectively	23,876	23,852

Additional paid in capital	4,535,277	4,517,234
Treasury stock, at cost, 74,691 shares on September 30, 2011 and
June 30, 2011	(215,918)	(215,918)
Retained earnings	2,406,798	2,527,053
Total shareholders’ equity	6,750,033	6,852,221

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$7,607,262	$7,534,180

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30, 2011	September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(120,255)	$252,703
Adjustments to reconcile net income (loss) to net cash
provided (used in) operating activities:
Depreciation	32,346	32,842
Loss from discontinued operations	11,909	205,949
Stock based compensation	18,067	31,947
Deferred federal income tax	(4,191)	(13,306)
Changes in operating assets and liabilities:
Accounts receivable	335,698	(179,600)
Inventories	(130,683)	562,920
Income taxes receivable	(56,579)	(29,605)
Prepaid expenses	44,142	(14,292)
Accounts payable	90,646	(277,810)
Accrued expenses	150,468	106,815
Federal income tax liability	0	142,594
Deferred revenues	(2,355)	30,960
Net cash used in discontinued operations	(75,398)	(871,398)
Net cash provided by (used in) operating activities	293,815	(19,281)

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(148,034)	(80,000)
Purchase of property and equipment	(37,250)	(16,003)
Purchase of treasury stock	-	-
Net cash used in investing activities	(185,284)	(96,003)

Net decrease in cash and cash equivalents	108,531	(115,284)
CASH AND CASH EQUIVALENTS, beginning of period	1,169,318	1,403,839
CASH AND CASH EQUIVALENTS, end of period	$1,277,849	$1,288,555

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com